Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE	Media contact:
May 27, 2010	Bob Varettoni
908-559-6388
robert.a.varettoni@verizon.com

Verizon Establishes Record Date

In Connection With Frontier Transaction

NEW YORK — Verizon Communications Inc. (NYSE, NASDAQ: VZ) today announced that it has established a record date of June 7, 2010, subject to certain conditions, in connection with the proposed spinoff of shares of New Communications Holdings Inc., a subsidiary of Verizon, to Verizon stockholders.

This spinoff and the merger of New Communications with Frontier Communications Corporation (NYSE: FTR) is expected to occur on July 1, 2010, subject to the satisfaction of closing conditions in the merger agreement among Verizon, Frontier and New Communications.

New Communications will hold defined assets and liabilities that are used in Verizon’s local exchange business and related landline activities in 13 states — Arizona, Idaho, Illinois, Indiana, Michigan, Nevada, North Carolina, Ohio, Oregon, South Carolina, Washington, West

Verizon News Release, page 2

Virginia and Wisconsin — and in portions of California bordering Arizona, Nevada and Oregon. Immediately following the spinoff, New Communications will merge with Frontier.

Immediately following the completion of the merger, it is estimated that Verizon stockholders will collectively own between approximately 66 percent and 71 percent of the shares of Frontier common stock and Frontier stockholders will collectively own between approximately 29 percent and 34 percent, in each case, before accounting for the elimination of fractional shares.

Holders of Verizon common stock will not be required to pay for any shares of Frontier common stock that they receive and will also retain all of their shares of Verizon common stock.

Distribution Ratio

Subject to the satisfaction of certain conditions, Verizon will spin off New Communications by distributing all of the shares of New Communications common stock to a distribution agent, which will hold those New Communications shares for the benefit of Verizon stockholders. The New Communications shares will then immediately be converted into shares of Frontier common stock in the merger of New Communications with Frontier. It is anticipated that both the spinoff of New Communications to Verizon stockholders and the merger of New Communications with Frontier will occur on July 1, 2010.

If the closing of the merger had occurred on May 24, 2010, each Verizon stockholder would have received one share of Frontier common stock for approximately every 4.2 shares of Verizon common stock owned on an assumed record date, or approximately 0.238 shares of Frontier common stock for each share of Verizon common stock owned on that record date.

The exact distribution ratio will be determined based on the number of shares of Verizon common stock outstanding on June 7, 2010 (as well as any shares of Verizon common stock

Verizon News Release, page 3

issued pursuant to the exercise of certain employee stock options between the record date and the closing date), and the average of the volume weighted averages of the trading prices of Frontier common stock for the 30 consecutive trading days ending on the third trading day before the closing of the merger, provided that if an ex-dividend date occurs during this 30 day period, then the trading price for a share of Frontier common stock for each day before the stock begins trading ex-dividend will be reduced for purposes of this calculation by the amount of the dividend payable (the “Frontier Average Price”); provided that the Frontier Average Price will not be less than $7.00 per share or greater than $8.50 per share.

Frontier has declared a dividend of $0.25 per share of its common stock, payable on June 30, 2010, to holders of record of its common stock at the close of business on June 9, 2010, and therefore it is expected that the calculation of the Frontier Average Price will reflect adjustments to the trading price for shares of Frontier common stock before June 7, 2010, reducing the trading prices for purposes of this calculation for those days by $0.25.

Under the terms of the merger agreement, Verizon stockholders will receive cash in lieu of any fraction of a share of Frontier common stock.

It is expected that the receipt of Frontier common stock in the merger will be tax-free to Verizon stockholders, except to the extent that cash is paid to Verizon stockholders in lieu of a fraction of a share of Frontier common stock.

Two-Way Trading to Begin in Verizon Stock

Verizon has been advised by the New York Stock Exchange and The NASDAQ Stock Market that beginning on or about June 3, 2010, and continuing through the anticipated closing date of the merger, there will be two markets in Verizon common stock on these exchanges: a “regular way” market and an “ex-distribution” market.

Verizon News Release, page 4

If a Verizon stockholder sells shares of Verizon common stock (which trades under the symbol “VZ”) in the regular way market during this time, the stockholder will be selling both his or her shares of Verizon common stock and his or her right to receive shares of New Communications common stock that will be converted into Frontier common stock in the merger. If a Verizon stockholder sells shares of Verizon common stock in the “ex-distribution” market (which will trade under the symbol “VZ wi” on the NYSE and under “VZ.V” on NASDAQ) during this time, the Verizon stockholder will be selling only his or her shares of Verizon common stock and will be retaining his or her right to receive shares of New Communications common stock that will be converted into Frontier common stock in the merger.

Trades under the symbol “VZ wi” or “VZ.V” will settle after the closing date of the merger. If the merger is not completed, all trades under this symbol will be cancelled. Investors are encouraged to consult with their financial advisors regarding the specific implications of selling shares of their Verizon common stock on or before the closing date of the merger.

Trading in Verizon common stock on the London Stock Exchange during this period is expected to be subject to the London Stock Exchange’s ordinary course procedures for transactions of this type.

Verizon Communications Inc. (NYSE, NASDAQ:VZ), headquartered in New York, is a global leader in delivering broadband and other wireless and wireline communications services to mass market, business, government and wholesale customers. Verizon Wireless operates America’s most reliable wireless network, serving nearly 93 million customers nationwide. Verizon also provides converged communications, information and entertainment services over America’s most advanced fiber-optic network, and delivers innovative, seamless business solutions to customers around the world. A Dow 30 company, Verizon employs a diverse workforce of more than 217,000 and last year generated consolidated revenues of more than $107 billion. For more information, visit www.verizon.com.

####

Verizon News Release, page 5

VERIZON’S ONLINE NEWS CENTER: Verizon news releases, executive speeches and biographies, media contacts, high-quality video and images, and other information are available at Verizon’s News Center on the World Wide Web at www.verizon.com/news. To receive news releases by e-mail, visit the News Center and register for customized automatic delivery of Verizon news releases.

NOTE: This document contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of adverse conditions in the U.S. and international economies; the effects of competition in our markets; materially adverse changes in labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; the effect of material changes in available technology; any disruption of our suppliers’ provisioning of critical products or services; significant increases in benefit plan costs or lower investment returns on plan assets; the impact of natural or man-made disasters or existing or future litigation and any resulting financial impact not covered by insurance; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing; any changes in the regulatory environments in which we operate, including any loss of or inability to renew wireless licenses, and the final results of federal and state regulatory proceedings and judicial review of those results; the timing, scope and financial impact of our deployment of fiber-to-the-premises broadband technology; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; our ability to complete acquisitions and dispositions; our ability to successfully integrate Alltel Corporation into Verizon Wireless’ business and achieve anticipated benefits of the acquisition; and the inability to implement our business strategies.